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                                  EXHIBIT 20.2
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                   TOYOTA AUTO RECEIVABLES 2000-B OWNER TRUST,


                                       AND


                          U.S BANK NATIONAL ASSOCIATION



                   TOYOTA AUTO RECEIVABLES 2000-B OWNER TRUST






                           INSTRUMENT OF AMENDMENT OF
                                    INDENTURE











                           Dated as of March 31, 2001



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                   TOYOTA AUTO RECEIVABLES 2000-B OWNER TRUST

                           INSTRUMENT OF AMENDMENT OF

                                    INDENTURE



                  THIS INSTRUMENT OF AMENDMENT, dated as of March 31, 2001 (the "Amendment"), between Toyota Auto Receivables 2000-B Owner Trust ("Owner Trust"), in its capacity as issuer (the "Issuer"), and U.S. Bank National Association, in its capacity as indenture trustee and securities intermediary (the "Indenture Trustee"), is made with respect to amending the Indenture (the "Indenture"), dated as of September 1, 2000, between Owner Trust and Indenture Trustee.


                                    RECITALS

                  WHEREAS, Toyota Motor Credit Corporation ("TMCC") has changed the date of its fiscal year end from September 30 to March 31, and desires to cause the fiscal year end dates for its subsidiaries (including Toyota Motor Credit Receivables Corporation ("TMCRC")) and for each securitization trust formed thereby to be changed so as to remain consistent with that of TMCC; and

                  WHEREAS, the parties hereto wish to enter into this Amendment in order to amend and supplement certain provisions of the Indenture to effect such changes and to modify the fiscal year-end date for Owner Trust and the date on which the Indenture Trustee is required to provide certain reports as to which such change is relevant;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


          SECTION 1. DEFINITIONS. For all purposes of this Amendment, unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them in the Sales and Servicing Agreement and the Indenture.

          SECTION 2. AMENDMENT TO SECTION 7.03(b). Section 7.03(b) is amended to read as follows:

                   "Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on March 31 of each year."

          SECTION 3. AMENDMENT TO SECTION 7.04. The first paragraph of Section
7.04 is amended to read as follows:


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                  "REPORTS BY INDENTURE TRUSTEE. If required by TIA Section
313(a), within 60 days after each March 31 beginning with 2001, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b)."


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                       TOYOTA AUTO RECEIVABLES 2000-B
                                            OWNER TRUST, as Issuer


                                       By:  U.S. BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Owner Trustee


                                       By:  /s/ MELISSA A. ROSAL
                                            -----------------------------------
                                            Name:  Melissa A. Rosal
                                            Title:    Vice President


                                       U.S. BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Indenture Trustee



                                       By:  /s/ MELISSA A. ROSAL
                                            -----------------------------------
                                            Name:  Melissa A. Rosal
                                            Title:    Vice President




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